Exhibit 99.1

[NEWS RELEASE LETTERHEAD OF HUGOTON ROYALTY TRUST APPEARS HERE]

HUGOTON ROYALTY TRUST
DECLARES DECEMBER CASH DISTRIBUTION

Dallas, Texas, December 19, 2003 – Bank of America, N.A., as Trustee of the Hugoton Royalty Trust (NYSE – HGT), today declared a cash distribution to the holders of its units of beneficial interest of $0.142656 per unit, payable on January 15, 2004, to unitholders of record on December 31, 2003.  The following table shows underlying gas sales and average prices attributable to the current month and prior month distributions.  Underlying gas sales volumes attributable to the current month distribution were primarily produced in October.

	Underlying Gas Sales Volumes (Mcf)		Average Gas Price per Mcf
	Total	Daily

Current Month Distribution	2,621,000	84,600	$4.18

Prior Month Distribution	2,543,000	84,800	$4.52

Five wells are currently being drilled on the underlying properties.  Budgeted development costs of $1,700,000 were deducted for this distribution.  Production expense for the month was $1,246,000 and overhead was $606,000.

For more information on the Trust, please visit our web site at www.hugotontrust.com.

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Contacts:	Nancy G. Willis	Louis G. Baldwin
	Vice President	Executive Vice President &
	Bank of America, N.A.	Chief Financial Officer
	(Toll Free)	XTO Energy, Inc.
	877/228-5083	817/870-2800